                                                                    EXHIBIT 3.3I

                           ARTICLES OF ORGANIZATION

                                      OF

                      WASHINGTON TOWNE APARTMENTS, L.L.C.


                                      I.

     The name of the limited liability company (the "Company") is Washington Towne Apartments, L.L.C.

                                      II.

     The management of the Company is vested in the members. The names and addresses of the members are as follows:

     Name                                         Address
     ----                                         -------


Washington Towne, Inc.                       2420 Heaton Drive
                                             East Point, Georgia
                                             Attn:  Property Manager

University Real Estate Partnership V         200 Crescent Court
                                             Suite 1300
                                             Dallas, Texas 75201

                                     III.

     The latest date on which the Company is to dissolve is July 31, 2025.

                                      IV.

     The sole purpose of the Company is to acquire, own, hold, maintain, operate, finance and refinance, and sell the Project, together with such other activities as may be necessary or advisable in connection with the ownership of the Project. Notwithstanding anything contained herein to the contrary, the Company shall not engage in any business unrelated to the Project and shall not acquire any real property or own assets other than those related to the Project and/or otherwise in furtherance of the purposes of the Company. For the purposes hereof, "Project" means Washington Towne Apartments located at 2420 Heaton Drive, East Point, Georgia, and all real and personal property associated therewith.

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                                                                    EXHIBIT 3.3I

                                      V.

     The address of the Company's initial registered office in Georgia and the name of the initial registered agent at that address is CT Corporation System, 1201 Peachtree Street, Suite 1240, Atlanta, Georgia 30361.


                                      VI.

     The name and address of the organizer is as follows:

     Name                                         Address
     ----                                         -------
Melissa A. Mullin                       999 Peachtree Street
                                        Suite 1950
                                        Atlanta, Georgia 30309

                                     VII.

A. The Company shall not, without the affirmative vote of 100 percent of the membership interests, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequester (or other similar official) of the Company or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any Company action in furtherance of any such action.

B. The Company shall not, without the affirmative vote of 100 percent of the membership interests, (a) liquidate or dissolve the Company in whole or in part,
(b) consolidate, merge or enter into any form of consolidation with or into any other entity, nor convey, transfer or lease its assets substantially as an entity to any person or entity, nor permit any entity to consolidate, merge or enter into any form of consolidation with or into the Company, and (c) amend its Articles of Organization.

C. Notwithstanding anything contained herein to the contrary, so long as any indebtedness remains outstanding to First Union National Bank of North Carolina or its successors, the Company and its Members may not amend Articles IV and VII of these Articles of Organization.

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                                                                    EXHIBIT 3.3I

     IN WITNESS WHEREOF, the undersigned execute these Articles of Organization this 9th day of August, 1995.


                                             ORGANIZER:


                                               /s/
                                             __________________________________
                                             Melissa A. Mullin

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